Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors of Superior Offshore International, Inc.
We consent to the use of our report dated March 8, 2007, except as to Note 16, which is as of April 2, 2007, relating to the financial statements of Superior Offshore International, L.L.C. and our report dated March 8, 2007, relating to the balance sheet of Superior Offshore International, Inc. incorporated by reference herein.
/s/ KPMG LLP
New Orleans, Louisiana
April 25, 2007